Exhibit 10.19

EXECUTION COPY

AMENDED AND RESTATED

MASTER SALE AND CONTRIBUTION AGREEMENT

by and between

TPG SPECIALTY LENDING, INC.,

as the Originator

and

TPG SL SPV, LLC,

as the Buyer

Dated as of January 21, 2014

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TABLE OF CONTENTS

(continued)

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AMENDED AND RESTATED

MASTER SALE AND CONTRIBUTION AGREEMENT

THIS AMENDED AND RESTATED MASTER SALE AND CONTRIBUTION AGREEMENT, dated as of January 21, 2014 (this “Agreement”), is among TPG SPECIALTY LENDING, INC., a Delaware corporation (together with its successors and assigns, the “Originator”) and TPG SL SPV, LLC, a Delaware limited liability company (together with its successors and assigns, the “Buyer”).

WHEREAS, the Originator and the Buyer are parties to a Master Sale and Contribution Agreement dated as of May 8, 2012 (as amended, restated or otherwise modified prior to the date hereof, the “Existing Agreement”);

WHEREAS, the parties hereto desire to amend and restate the Existing Agreement as set forth herein;

WHEREAS, in the regular course of its business, the Originator originates and/or otherwise acquires loans, debt obligations and participation interests therein;

WHEREAS, pursuant to this Agreement, the Buyer and the Originator may agree from time to time that Buyer will purchase or otherwise acquire certain assets from the Originator;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.  Definitions.

As used herein, the following defined terms shall have the following meanings:

“Affiliate” means, with respect to any person, another person controlling, controlled by or under common control with such referenced person. For purposes of this definition, (i) “control” means the direct or indirect possession of the power to vote more than 50% of the equity interests having ordinary voting power for the election of directors (or the equivalent) or to direct or cause the direction of the management or policies of such person, whether through ownership, by contract, arrangement or understand or otherwise and (ii) an independent director or manager shall not be deemed to exercise control for purposes of this definition.

“Agreement” shall have the meaning provided in the first paragraph of this Agreement.

“Applicable Law” means any Law of any Authority, including all federal and state banking or securities laws, to which the person in question is subject or by which it or any of its assets or properties are bound.

“Asset Schedule” means the schedule of Assets agreed upon by the Originator and the Buyer on each Purchase Date and attached as Schedule I to the related Assignment, as such schedule may be amended, supplemented or modified from time to time in accordance with this Agreement.

“Assets” shall have the meaning provided in Section 2.01.

“Assignment” means with respect to the Purchase of any Asset by Buyer hereunder, an assignment of such Asset in substantially the form attached hereto as Exhibit A.

“Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, administrative tribunal, central bank, public office, court, arbitration or mediation panel, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions.

“Buyer” shall have the meaning provided in the first paragraph of this Agreement.

“Closing Date” means January 21, 2014.

“Credit Agreement” means the Revolving Credit and Security Agreement, dated as of the date hereof, as further amended from time to time, including as amended and restated by the Amended and Restated Revolving Credit and Security Agreement, dated as of January 21, 2014, by and among the Buyer, as Borrower, Natixis, New York Branch, as Facility Agent, State Street Bank and Trust Company (as successor to The Bank of New York Mellon Trust Company, N.A.), as Collateral Agent, and the Lenders from time to time party thereto.

“Facility Agent” means Natixis, New York Branch, together with its successors and assigns.

“Governmental Authorizations” means all franchises, permits, licenses, approvals, consents and other authorization of all governmental authorities.

“Indemnified Party” shall have the meaning provided in Section 6.01.

“Original Closing Date” means May 8, 2012.

“Originator” shall have the meaning provided in the first paragraph of this Agreement.

“Participation Interest Period” shall have the meaning provided in Section 2.01(g).

“Permitted Lien” means the restrictions on transferability imposed by the applicable documents evidencing, securing, governing or giving rise to an Asset (but only to the extent relating to customary procedural requirements and agent consents expected to be obtained in due course and not to consents of the underlying obligor).

“Person” means an individual or a corporation (including a business trust), partnership, trust, incorporated or unincorporated association, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Private Authorizations” means all franchises, permits, license, approvals, consents and other authorizations of all persons other than governmental authorities but excluding any customary procedural requirements and agents’ consents expected to be obtained in due course in connection with the transfer of Assets to the Buyer.

“Purchase” means a purchase or other acquisition by the Buyer of Assets from the Originator pursuant to Section 2.01.

“Purchase Date” means any day on which any Asset is acquired by the Buyer pursuant to the terms of this Agreement.

“Purchase Price” shall have the meaning provided in Section 2.02.

“Solvent” means as to any person, that such person is not “insolvent” within the meaning of Section 101(32) of the United States Bankruptcy Code or Section 271 of the Debtor and Creditor Law of the State of New York.

“UCC” means the Uniform Commercial Code as in effect in the applicable jurisdiction.

Section 1.02. Other Terms.

All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. All other capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Credit Agreement.

Section 1.03. Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding”.

Section 1.04. Interpretation.

In this Agreement, unless a contrary intention appears:

(i) the singular number includes the plural number and vice versa;

(ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement;

(iii) references to “including” means “including, without limitation”;

(iv) references to “writing” include printing, typing, lithography, electronic or other means of reproducing words in a visible form;

(v) reference to day or days without further qualification means calendar days;

(vi) unless otherwise stated, reference to any time means New York, New York time;

(vii) reference to any agreement, document or instrument means such agreement, document or instrument as amended, modified, supplemented, replaced, restated, waived or extended and in effect from time to time in accordance with the terms thereof, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefore; and

(viii) reference to any law means such law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any law means that provision of such law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.

Section 1.05. References.

All section references (including references to the preamble), unless otherwise indicated, shall be to Sections (and the preamble) in this Agreement.

ARTICLE II

TRANSFER OF ASSETS

Section 2.01.  Sale, Transfer and Assignment.

(a) From time to time, the Originator and the Buyer may agree that the Originator will sell, and the Buyer, will buy certain Assets. Subject to the terms and conditions set forth herein, and subject to satisfaction of the conditions precedent set forth in Article III, the Originator agrees to sell, transfer, set over, and otherwise convey to the Buyer, and the Buyer agrees to purchase, without recourse except as provided herein, on the applicable Purchase Date, all of the Originator’s right, title and interest in, to and under the property (the “Assets”) identified on Schedule I to the related Assignment executed and delivered by the Originator and the Buyer.

(b) On any Purchase Date with respect to the Assets to be acquired by the Buyer on that date, the Originator shall be deemed to, and hereby does, reaffirm and certify to the Buyer and the Collateral Agent as assignee of the Buyer, as of such Purchase Date, that each of the representations and warranties in Section 4.02 is true and correct as of such Purchase Date.

(c) Except as specifically provided in this Agreement, the sale and purchase of Assets under this Agreement shall be without recourse to the Originator; it being understood that the Originator shall be liable to the Buyer for all representations, warranties, covenants and indemnities made by the Originator pursuant to the terms of this Agreement, all of which obligations are limited so as not to constitute recourse to the Originator for the credit risk of the Obligors.

(d) In connection with each Purchase of Assets as contemplated by this Agreement, the Buyer hereby directs the Originator to, and the Originator agrees that it will deliver, or cause to be delivered, to the Custodian, as agent and custodian for the Collateral Agent, as assignee of the Buyer, each Asset being transferred to the Buyer on such Purchase Date. The Originator shall take such action requested by the Buyer or the Collateral Agent, as assignee of the Buyer, from time to time hereafter, that may be necessary or appropriate to ensure that the Buyer has an enforceable ownership interest in the Assets Purchased by the Buyer as contemplated by this Agreement.

(e) In connection with the Purchase by the Buyer of the Assets as contemplated by this Agreement, the Originator further agrees that it will, at its own expense, indicate clearly and unambiguously in its computer files and its financial statements, on or prior to each Purchase Date, that such Asset has been Purchased by the Buyer in accordance with this Agreement.

(f) It is the intention of the parties hereto that the conveyance of all right, title and interest in and to the Assets to the Buyer as provided in Section 2.01 shall constitute an absolute sale, conveyance and transfer conveying good title, free and clear of any lien, claim or encumbrance (other than Permitted Liens) and that the Assets shall not be part of the Originator’s bankruptcy estate in the event of a bankruptcy of the Originator. Furthermore, it is not intended that such conveyance be deemed the grant of a security interest in the Assets to the Buyer to secure a debt or other obligation of the Originator. If, however, notwithstanding the intention of the parties, the conveyance provided for in this Section 2.01 is determined to be a transfer for security, then this Agreement shall be a “security agreement” within the meaning of Article 9 of the UCC and the Originator hereby grants to the Buyer a duly perfected, first priority security interest (within the meaning of Article 9 of the UCC) in all of its right, title and interest in and to the Assets transferred by the Originator to the Buyer hereunder to secure all of the obligations of the Originator hereunder. To the extent it is determined by a court of competent jurisdiction that the conveyance provided for in this Section 2.01 is a transfer for security, the Buyer shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other Applicable Law, which rights and remedies shall be cumulative.

(g) Buyer and Originator agree that for any transaction intermediated, arranged and underwritten by the Originator in which an Asset is settled directly with the Buyer or with respect to any Asset acquired by the Buyer in a transaction in which the Buyer is designee of the Originator, in each such case, the Originator shall hold a participation interest in such Asset for a period of two Business Days following the trade date of such transaction (the “Participation Interest Period”), which participation interest shall consist of an undivided interest in such Asset, and to the extent permitted to be transferred under applicable law, all claims, suits, causes of action and any other right of the Buyer (including in its capacity as a lender in respect of such Asset), whether known or unknown, against the borrower or any other obligor in respect of such Asset or any of their respective affiliates, agents, representatives, contractors, advisors or any other Person arising under or in connection with the agreements, instruments and other documents executed and delivered in connection with such Asset or that is in any way based on or related to any of the foregoing or any loan transactions governed thereby, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations settled or acquired by the Buyer. During the Participation Interest Period in respect of an Asset, the Buyer shall comply with any written instructions provided to the Buyer by or on behalf of the Originator with respect to voting rights to be exercised by holders of the applicable Asset, other than with respect to any voting rights that are not permitted to be participated pursuant to the terms of the applicable underlying instrument. Because the settlement of such assignments will occur after the end of the Participation Interest Period, the Originator shall transfer to Buyer any payments of principal received in respect of any Asset during the Participation Interest Period and shall retain any other payments (including but not limited to interest) received with respect to an Asset during the Participation Interest Period. The participation interest of the Originator in any Asset shall terminate automatically at the end of the Participation Interest Period. Buyer and Originator further agree that for any Asset assigned to the Buyer by the Originator where the Originator was the record holder of such Asset prior to such assignment, the Originator shall have held a beneficial interest in such Asset for at least two Business Days prior to the trade date of such transaction.

Section 2.02. Purchase Price.

The purchase price for each Asset sold to the Buyer by the Originator under this Agreement shall be a dollar amount determined in accordance with Section 10.02(c) of the Credit Agreement (such amount, the “Purchase Price”).

Section 2.03. Payment of Purchase Price.

(a) The Purchase Price for each Asset sold hereunder shall be paid by the Buyer to the Originator on the related Purchase Date either (i) in cash in immediately available funds, (ii) with the consent of the Originator, which consent shall be in the Originator’s sole discretion and which may be withheld by the Originator for any reason or for no reason, by means of a contribution by the Originator to the capital of the Buyer, or (iii) in a combination of clauses (i) and (ii). Notwithstanding any other provision, (1) the Originator shall be under no obligation to make any contribution to the capital of the Buyer, and (2) the Originator shall be under no obligation to, and shall not, transfer any Asset to the Buyer unless it is paid the Purchase Price as provided herein.

(b) The Originator, in connection with each Purchase hereunder relating to any Assets, shall be deemed to have certified, and hereby does certify, with respect to the Assets to be Purchased by the Buyer on such day, that its representations and warranties contained in Article IV with respect to such Assets are true and correct on and as of such day, with the same effect as though made on and as of such day.

(c) Upon the payment of the Purchase Price for any Purchase, title to the Assets included in such Purchase shall vest in Buyer, whether or not the conditions precedent to such Purchase and the other covenants and agreements contained herein were in fact satisfied; provided that Buyer shall not be deemed to have waived any claim it may have under this Agreement for the failure by the Originator in fact to satisfy any such condition precedent, covenant or agreement.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01. Conditions Precedent to all Purchases.

The obligations of the Buyer to Purchase the Assets from the Originator on any Purchase Date (including the initial Purchase Date) shall be subject to the satisfaction of the following conditions precedent that:

(a) all representations and warranties of the Originator contained in Sections 4.01 and 4.02 with respect to the Assets being Purchased on such Purchase Date shall be true and correct on and as of such date as though made on and as of such date and shall be deemed to have been made on and as of such day;

(b) the Originator shall have delivered to the Buyer a duly completed Asset Schedule that is true, accurate and complete in all respects as of such Purchase Date;

(c) on and as of such Purchase Date, the Originator shall have performed all of the covenants and agreements required to be performed by it on or prior to such date pursuant to the provisions of this Agreement; and

(d) no Applicable Law shall prohibit or enjoin, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of any such Purchase by the Buyer in accordance with the provisions hereof.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01. Representations and Warranties Regarding the Originator.

As of the Original Closing Date, the Closing Date and as of each Purchase Date, the Originator represents and warrants to the Buyer for the benefit of the Buyer and each of its successors and assigns that:

(a) Due Organization. The Originator is a corporation duly incorporated and validly existing under the laws of the State of Delaware, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement.

(b) Due Qualification and Good Standing. The Originator is in good standing in the State of Delaware. The Originator is duly qualified to do business and, to the extent applicable, is in good standing in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement and its organizational documents, requires such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on the business operations, assets or financial condition of the Originator or on the validity or enforceability of this Agreement, or the performance by the Originator of its duties hereunder.

(c) Due Authorization; Execution and Deliver; Legal, Valid and Binding; Enforceability; Valid Sale. The execution and delivery by the Originator of, and the performance of its obligations under this Agreement and the other instruments, certificates and agreements contemplated hereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, subject, as to enforcement, (A) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity). This Agreement shall effect a valid sale, transfer and assignment of the Assets from the Originator to the Buyer, enforceable against the Originator and creditors of and purchasers from the Originator.

(d) Non-Contravention. None of the execution and delivery by the Originator of this Agreement, the consummation by it of the transactions herein contemplated, or performance and compliance by it with the terms, conditions and provisions hereof, will (i) conflict with, or result in a breach or violation of, or constitute a default under its organizational documents, (ii) conflict with or contravene (A) any

Applicable Law, (B) any indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties or (iii) result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of the giving of notice or the passage of time (or both) would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any contractual obligation or any agreement or document to which it is a party or by which it or any of its assets are bound (or to which any such obligation, agreement or document relates), in each case which would have a material adverse effect on the business, operations, assets or financial condition of the Originator or that would reasonably be expected to adversely affect in a material manner its ability to perform its obligations hereunder;

(e) Governmental Authorizations; Private Authorizations; Governmental Filings. Other than any filings the Originator may be required to file after the Original Closing Date as a public company subject to the Securities Exchange Act of 1934, as amended, the Originator has obtained, maintained and kept in full force and effect all Governmental Authorizations and Private Authorizations which are necessary for it to properly carry out its business, and has made all Governmental Filings necessary for the execution and delivery by it of this Agreement and the performance by the Originator of its obligations under this Agreement, and no Governmental Authorization, Private Authorization or Governmental Filing which has not been obtained or made is required to be obtained or made by it in connection with the execution and delivery by it of this Agreement or the performance of its obligations under this Agreement;

(f) Compliance with Applicable Law. The Originator has duly observed and complied with all Applicable Laws relating to the conduct of its business and its assets except where the failure to do so could not reasonably be expected to result in a material adverse effect upon the performance by the Originator of its duties under, or on the validity or enforceability of this Agreement.

(g) Solvency. The Originator, at the time of and after giving effect to each conveyance of Assets hereunder on such Purchase Date, is Solvent on and as of the date thereof.

(h) Taxes. The Originator has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed and has paid all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Authority (other than any amount of tax due, the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with generally accepted accounting principles have been provided on the books of the Originator); no tax lien has been filed and, to the Originator’s knowledge, no claim is being asserted, with respect to any such tax, fee or other charge.

(i) Place of Business; No Changes. The Originator’s location (within the meaning of Article 9 of the UCC) is the State of Delaware. The Originator has not changed its name, whether by amendment of its certificate of incorporation, by reorganization or otherwise, and has not changed its location within the four months preceding the Original Closing Date or the Closing Date.

(j) Not an Investment Company. The Originator is not required to be registered as an “investment company” within the meaning of the 1940 Act.

(k) Value Given. The cash payments received by the Originator and the increase in the Originator’s equity interest in the Buyer as a result of any capital contribution by the Originator to the Buyer in respect of the Purchase Price of the Assets sold hereunder constitute reasonably equivalent value in consideration for the transfer to the Buyer of such Assets under this Agreement, such transfer was not made for or on account of an antecedent debt owed by the Originator to the Buyer, and such transfer was not and is not voidable or subject to avoidance under any applicable bankruptcy laws.

(l) Lack of Intent to Hinder, Delay or Defraud. The Originator is not selling any interest in any Assets transferred on such Purchase Date with any intent to hinder, delay or defraud its creditors.

(m) Nonconsolidation. The Originator conducts its affairs such that the Buyer would not be substantively consolidated in the estate of the Originator and their respective separate existences would not be disregarded in the event of the Originator’s bankruptcy.

(n) Accuracy of Information. All written factual information heretofore furnished by the Originator for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such written factual information hereafter furnished by the Originator pursuant to this Agreement will be, accurate in all material respects, on or as of the date such information is stated or certified; provided that the Originator shall not be responsible for, nor have any liability with respect to, any factual information furnished to it by any third party not affiliated with it, except to the extent that a responsible officer of the Originator has actual knowledge that such factual information is inaccurate in any material respect.

Section 4.02. Representations and Warranties of the Originator Relating to the Agreement and the Collateral.

The Originator hereby represents and warrants to the Buyer and as of the Original Closing Date, the Closing Date and as of the applicable Purchase Date:

(a) Valid Transfer and Security Interest. Subject to Section 2.01(g), this Agreement constitutes a valid transfer to the Buyer of all right, title and interest of the Originator in, to and under the Assets being transferred on such Purchase Date, free and clear of any lien, claim or encumbrance, except for Permitted Liens. To the extent it is determined by a court of competent jurisdiction that the conveyances of the Assets provided for in Section 2.01(a) of this Agreement is a transfer for security:

(i) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Assets transferred by the Originator to the Buyer pursuant to this Agreement in favor of the Buyer, which security interest is prior to all other liens, claims, and encumbrances (other than Permitted Liens), and is enforceable as such against creditors of and purchasers from Originator;

(ii) such Assets constitute “general intangibles,” “instruments,” “accounts,” “investment property,” “investment property,” or “chattel paper,” within the meaning of the applicable UCC;

(iii) the Originator owns and has good and marketable title to such Assets free and clear of any lien, claim or encumbrance of any Person, other than Permitted Liens;

(iv) the Originator has received all consents and approvals required by the terms of such Assets to the sale of such Assets hereunder to the Buyer (except (A) to the extent that the requirement for such consent is rendered ineffective under Sections 9-406 through 9-409 of the UCC and (B) for any customary procedural requirements and agents’ and/or obligors’ consents expected to be obtained in due course and for Permitted Liens);

(v) the Originator has caused or will have caused, within ten days, the filing of all appropriate financing statements contemplated by Section 2.01(f) in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in such Assets granted to the Buyer hereunder, to the extent such security interest can be perfected by filing a financing statement;

(vi) other than the security interest granted to the Buyer pursuant to this Agreement and any security interest that would be released upon the transfer of such Assets by the Originator to the Buyer, the Originator has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of such Assets. The Originator has not authorized the filing of and is not aware of any financing statements against the Originator that include a description of collateral covering such Assets other than any financing statement relating to the security interest granted to the Buyer hereunder or that has been terminated. The Originator is not aware of any judgment or tax lien filings against the Originator;

(vii) all original executed copies of each promissory note, if any, that constitute or evidence such Assets have been delivered to the Custodian under the Credit Agreement; and

(viii) none of the promissory notes, if any, that constitute or evidence such Assets has any marks or notations indicating that they have been pledged, assigned, or otherwise conveyed to any Person other than the Buyer.

(b) Eligibility of Collateral. As of the applicable Purchase Date, (i) the Asset Schedule is an accurate and complete listing of all Assets being Purchased on such Purchase Date and the information contained therein with respect to the identity of such Assets and the amounts owing thereunder is true and correct as of such Purchase Date, and (ii) the representations and warranties set forth in Section 4.02(a) are true and correct with respect to each Asset being Purchased on such Purchase Date.

(c) No Fraud. Each Asset being Purchased on such Purchase Date was originated without any fraud or material misrepresentation by the Originator or, to the best of the Originator’s knowledge, on the part of the Obligor.

Section 4.03. Representations and Warranties Regarding the Buyer.

By its execution of this Agreement, the Buyer represents and warrants to the Originator that:

(a) Due Organization. The Buyer is a limited liability company duly organized and validly existing under the laws of the State of Delaware, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement;

(b) Due Qualification and Good Standing. The Buyer is in good standing in the State of Delaware. The Buyer is duly qualified to do business and, to the extent applicable, is in good standing in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement and its organizational documents, requires such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to have a material adverse effect on the business operations, assets or financial condition of the Buyer or on the validity or enforceability of this Agreement or the performance by the Buyer of its obligations hereunder;

(c) Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution and delivery by the Buyer of, and the performance of its obligations under this Agreement, and the other instruments, certificates and agreements contemplated hereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(d) Non-Contravention. None of the execution and delivery by the Buyer of this Agreement, the consummation by it of the transactions herein contemplated, or performance and compliance by it with the terms, conditions and provisions hereof, will (i) conflict with, or result in a breach or violation of, or constitute a default under its organizational documents, (ii) conflict with or contravene (A) any Applicable Law, (B) any indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties or (iii) result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of the giving of notice or the passage of time (or both) would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any contractual obligation or any agreement or document to which it is a party or by which it or any of its assets are bound (or to which any such obligation, agreement or document relates);

(e) Governmental Authorizations; Private Authorizations; Governmental Filings. The Buyer has obtained, maintained and kept in full force and effect all Governmental Authorizations and Private Authorizations which are necessary for it to properly carry out its business, and made all Governmental Filings necessary for the execution and delivery by it of this Agreement and the performance by the Buyer of its obligations under this Agreement, and no Governmental Authorization, Private Authorization or Governmental Filing which has not been obtained or made is required to be obtained or made by it in connection with the execution and delivery by it of this Agreement or the performance of its obligations under this Agreement.

Section 4.04. Ordinary Course of Business.

Each of the Originator and the Buyer represents and warrants to the other as to itself that in the event the conveyances of the Assets provided for in Section 2.01(a) of this Agreement are determined by a court of competent jurisdiction to be a transfer for security, each remittance of payments, if any, by the Originator hereunder to the Buyer under this Agreement will have been (i) in payment of an obligation incurred by the Originator in the ordinary course of business or financial affairs of the Originator and the Buyer, as the case may be, and (ii) made in the ordinary course of business or financial affairs of the Originator and the Buyer.

ARTICLE V

COVENANTS

Section 5.01. Affirmative Covenants of the Originator.

From the date hereof until the termination of this Agreement:

(a) Preservation of Corporate Existence. The Originator will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a material adverse effect on the business operations, assets or financial condition of the Originator or on the validity or enforceability of this Agreement, or the performance by the Originator of its duties hereunder.

(b) Protection of Interest in Collateral. With respect to the Assets Purchased by the Buyer, the Originator will (i) (at the Originator’s expense) take all action necessary to perfect, protect and more fully evidence the Buyer’s ownership of such Assets free and clear of any lien, claim or encumbrance other than Permitted Liens, including, without limitation, (a) filing and maintaining (at the Originator’s expense), effective financing statements contemplated by Section 2.01(f) naming the Originator, as debtor, the Buyer, as secured party, and the Collateral Agent, as assignee, in all necessary or appropriate filing offices, and filing continuation statements, amendments or assignments with respect thereto in such filing offices, and (b) executing or causing to be executed such other instruments or notices as may be necessary or appropriate, and (ii) take all additional action that the Buyer or the Collateral Agent, as assignee of the Buyer, may reasonably request to perfect, protect and more fully evidence the ownership by the Buyer of the Assets.

(c) Delivery of Collections. The Originator will cause all payments received by it relating to all Assets purchased by the Buyer hereunder to be remitted to or at the direction of the Buyer within two (2) Business Days following receipt thereof.

(d) Separate Identity. The Originator agrees that it shall:

(i) maintain corporate records and books of account separate from those of the Buyer;

(ii) disclose on its annual financial statements the effects of the Originator’s transactions in accordance with GAAP and not reflect in any way on its annual financial statements that the assets of the Buyer, including, without limitation, the Assets to be Purchased by the Buyer hereunder, could be available to pay creditors of the Originator or any other Affiliate of the Originator;

(iii) continuously maintain the resolutions, agreements and other instruments underlying the transactions described in this Agreement as official records;

(iv) not hold itself out as being liable for the debts of the Buyer;

(v) keep its assets and its liabilities wholly separate from those of the Buyer; and

(vi) avoid the appearance, and promptly correct any known misperception of any of the Originator’s creditors, that the assets of the Buyer are available to pay the obligations and debts of the Originator.

Section 5.02. Negative Covenants of the Originator.

From the date hereof until the termination of this Agreement:

(a) Change of Name or Location of Loan Files. The Originator shall not change its name or change the jurisdiction of its incorporation, unless the Originator gives written notice thereof to the Buyer and the Collateral Agent, as assignee of the Buyer, and takes all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected ownership interest of the Buyer in the Assets purchased by the Buyer hereunder.

ARTICLE VI

INDEMNIFICATION BY THE ORIGINATOR

Section 6.01. Indemnification.

The Originator agrees to indemnify, defend and hold harmless the Buyer, its officers, directors, employees and agents (any one of which is an “Indemnified Party”) from and against any and all claims, losses, penalties, fines, forfeitures, judgments (provided that any indemnification for damages is limited to actual damages, not consequential, special or punitive damages), reasonable legal fees and related costs and any other reasonable costs, fees and expenses that such Person may sustain as a result of the Originator’s fraud or the failure of the Originator to perform its duties in compliance in all material respects with the terms of this Agreement, except to the extent arising from gross negligence, willful misconduct or fraud by the Person claiming indemnification, provided that the Originator shall not be liable for any consequential (including loss of profit), indirect, special or punitive damages hereunder. Any Person seeking indemnification hereunder shall promptly notify the Originator if such Person receives a complaint, claim, compulsory process or other notice of any loss, claim, damage or liability giving rise to a claim of indemnification hereunder but failure to provide such notice shall not relieve the Originator of its indemnification obligations hereunder unless and to the extent the Originator is deprived of material substantive or procedural rights or defenses as a result thereof. The Originator shall assume (with the consent of the Indemnified Party, such consent not to be unreasonably withheld) the defense and any settlement of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Indemnified Party in respect of such claim. The parties agree that the provisions of this Section 6.01 shall not be interpreted to provide recourse to the Originator against loss by reason of the bankruptcy, insolvency or lack of creditworthiness of an obligor with respect to an Asset Purchased by the Buyer hereunder. The Originator shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for any uncollectible or uncollected Assets.

Section 6.02. Operation of Indemnities.

If the Originator has made any indemnity payments to an Indemnified Party pursuant to this Article VI and such Indemnified Party thereafter collects any such amounts from others, such Indemnified Party will repay such amounts collected to the Originator.

ARTICLE VII

MISCELLANEOUS

Section 7.01. Amendments and Waivers.

Except as provided in this Section 7.01, no amendment, waiver or other modification of any provision of this Agreement shall be effective unless signed by the Buyer and Originator and consented to in writing by the Facility Agent, which consent shall not be unreasonably withheld or delayed.

Section 7.02. Notices, Etc.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and mailed, e-mailed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five (5) days after being deposited in the United States mail, first class postage prepaid, (b) notice by e-mail or by facsimile mail, when electronic confirmation or verbal communication of receipt is obtained.

Section 7.03. Binding Effect; Benefit of Agreement.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 7.04. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE SERVICE OF PROCESS.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE APPELLATE COURTS OF

ANY OF THEM. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Each of the Buyer and the Originator agrees that service of process may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to the Buyer or the Originator, as applicable, at its address specified in the signature pages to this Agreement or at such other address as the parties hereto shall have been notified in accordance herewith.

Section 7.05. WAIVER OF JURY TRIAL.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 7.06. Certain Taxes. The Originator shall pay on demand any and all stamp, sales, excise and other taxes and fees payable or determined to be payable to any Authority in connection with the execution, delivery, filing and recording of this Agreement and the other documents to be delivered hereunder.

Section 7.07. Non-Petition. The Originator hereby agrees not to institute against, or join, cooperate with or encourage any other Person in instituting against the Buyer any bankruptcy, reorganization, receivership, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under federal or state bankruptcy or similar laws.

Section 7.08. Recourse Against Certain Parties.

(a) No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Originator as contained in this Agreement, or any other agreement, instrument or document entered into by it pursuant to or in connection with this Agreement shall be had against any stockholder, incorporator, authorized representative, officer, employee or director of the Originator by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise it being expressly agreed and understood that the agreements of the Originator contained in this

Agreement and all of the other agreements, instruments and documents entered into by it pursuant to this Agreement are, in each case, solely the corporate obligations of the Originator, and that no personal liability whatsoever shall attach to or be incurred by any stockholder, incorporator, authorized representative, officer, employee or director of the Originator, or any of them, under or by reason of any of the obligations, covenants or agreements of the Originator contained in this Agreement, or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of each stockholder, incorporator, authorized representative, officer, employee or director of the Originator, or any of them, for breaches by the Originator of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this Section 7.08(a) shall survive the termination of this Agreement.

(b) Notwithstanding any other provision of this Agreement, the obligations of the Buyer under this Agreement are limited recourse obligations of the Buyer payable solely from the Assets and, following realization of the Assets, all obligations of and any claims by the Originator against the Buyer hereunder shall be extinguished and shall not thereafter revive. No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Buyer as contained in this Agreement, or any other agreement, instrument or document entered into by it pursuant to this Agreement shall be had against any member, manager, authorized representative, officer, employee or director of the Buyer by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise it being expressly agreed and understood that the agreements of the Buyer contained in this Agreement, and all of the other agreements, instruments and documents entered into by it pursuant to this Agreement are, in each case, solely the limited liability company obligations of the Buyer, and that no personal liability whatsoever shall attach to or be incurred by any authorized representative, member, manager, officer, employee or director of the Buyer or any of them, under or by reason of any of the obligations, covenants or agreements of the Buyer contained in this Agreement, or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of each authorized representative, member, manager, officer, employee or director of the Buyer, or any of them, for breaches by the Buyer of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this Section 7.08(b) shall survive the termination of this Agreement.

Section 7.09. Protection of Right, Title and Interest in the Assets; Further Action Evidencing Purchases.

(a) The Originator shall cause all financing statements and continuation statements and any other necessary documents perfecting the Buyer’s ownership interest in the Assets Purchased by the Buyer hereunder to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the perfection and priority of the ownership interest of the Buyer in all Assets Purchased by the Buyer hereunder. The Originator shall deliver to the Buyer the file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Originator shall cooperate fully with the Buyer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 7.09(a).

(b) The Originator agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that the Buyer or the Collateral Agent, as assignee of the Buyer, may reasonably request in order to perfect, protect or more fully evidence the Purchases hereunder and the ownership by the Buyer of the Assets Purchased by the Buyer hereunder.

Section 7.10. Execution in Counterparts; Severability; Integration.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

Section 7.11. Heading and Exhibits.

The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 7.12. Assignment.

Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Buyer or the Originator except as permitted by this Section 7.12 and with the written consent of the Facility Agent, which consent shall not be unreasonably withheld or delayed. Simultaneously with the execution and delivery of this Agreement, the Buyer shall grant a security interest in all of its right, title and interest herein to the Collateral Agent for the benefit of the Secured Parties (as defined in the Credit Agreement), to which assignment the Originator hereby expressly consents. Upon assignment, the Originator agrees to perform its obligations hereunder for the benefit of the Collateral Agent for the benefit of the Secured Parties and the Collateral Agent, in such capacity, shall be a third party beneficiary hereof. The Collateral Agent on behalf of the Secured Parties under the Credit Agreement upon such assignment may enforce the provisions of this Agreement, exercise the rights of the Buyer and enforce the obligations of the Originator hereunder without joinder of the Buyer.

Section 7.13. No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of the Buyer or the Originator, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the Closing Date.

TPG SPECIALTY LENDING, INC.,
as the Originator

By:	/s/ Joshua Easterly
Name:	Joshua Easterly
Title:	Co-Chief Executive Officer

TPG SL SPV, LLC, as the Buyer

By:	/s/ Joshua Easterly
Name:	Joshua Easterly
Title:	Vice President

Acknowledged and Agreed:

Solely as to the terms of Sections 7.01 and 7.12 that are applicable to it:

NATIXIS NEW YORK BRANCH,
as the Facility Agent

By:	/s/ David Duncan
Name:	David Duncan
Title:	Managing Director

By:	/s/ Frank Fletcher
Name:	Frank Fletcher
Title:	Managing Director

Exhibit A

Form of Assignment

[ Date]

In accordance with the Amended and Restated Master Sale and Contribution Agreement (together with all amendments and modifications from time to time thereto, the “Agreement”), dated as of January 21, 2014, made by and between the undersigned, TPG Specialty Lending, Inc., as the Originator (together with its successors and permitted assigns, the “Originator”), and TPG SL SPV, LLC, as the Buyer (together with its successors and permitted assigns, the “Buyer, the Originator does hereby sell, transfer, convey and assign, set over and otherwise convey to the Buyer, and the Buyer hereby purchases, all of the Originator’s right, title and interest in and to the property listed on Schedule I hereto, including all payments and collections thereon after the date hereof (the “Assets”), without recourse except as provided in the Agreement.

Capitalized terms used herein have the meaning given such terms in the Agreement.

The Originator and the Buyer agree that the fair market value of the Assets is $[            ] on the date hereof. The Buyer shall pay to the Originator on the date hereof $[            ] in cash as [payment in full] [a partial payment] of the Purchase Price of the Assets. [The Originator agrees that the balance of the Purchase Price, which is $[            ], shall be paid by means of a contribution by the Originator to the capital of the Buyer, and the Originator hereby makes such contribution to the capital of the Buyer.]

This Assignment is made pursuant to and in reliance upon the representations and warranties on the part of the Originator and the Buyer contained in Article IV of the Agreement and no others.

A-1

IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed on the date written above.

TPG SPECIALTY LENDING, INC.

By:
Name:
Title:

TPG SL SPV, LLC

By:
Name:
Title:

A-2

Schedule I

Asset Schedule